UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

Viva International, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1023 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2007 Viva International, Inc. (“Registrant”) and River Hawk Aviation, Inc. (“River Hawk”), entered into an agreement to amend (the “Amendment”) their Asset Purchase Agreement (the “Agreement”), previously reported on Form 8-K filed September 26, 2006. The Amendment changes the closing date of the Agreement to January 10, 2007, thereby memorializing the parties’ confirmation that the Agreement is closed. The Amendment also provides River Hawk with the right to repurchase the transferred assets in the event that any material provision of the Agreement is not satisfied, which right is irrevocably waived if not exercised by March 31, 2007.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 10, 2007, pursuant to the Amendment described above, the Agreement was closed whereby the Registrant acquired substantially all of the assets of River Hawk, including: all tangible personal property and all inventories, primarily including a SAAB 340A Aircraft and aircraft engines and other mechanical aviation components and parts; all seller contracts, all governmental authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to the Registrant; all data and records related to the operations of River Hawk, all of the intangible rights and property of River Hawk including its trade name; all insurance benefits, and claims of River Hawk against third parties relating to the assets (the “Assets”).

Certain assets of River Hawk were excluded from the Assets purchased pursuant to the Agreement including cash, cash equivalents and short term-investments, minute books, stock records, corporate seals, shares of capital stock of River Hawk, accounts receivable, income tax refunds and real property owned by River Hawk.

Viva International acquired the Assets in exchange for (i) two promissory notes (referred two as the “First Note” and “Second Note,” described below) in the cumulative amount of Two million, five hundred thousand dollars ($2,500,000.00) and (ii) Three million, five hundred thousand shares of common stock of the Company (the “Purchase Price”).

The Purchase Price is subject to adjustment based upon changes in the working capital at the time of entry into the agreement and the working capital as determined on the date as of March 31, 2007, as follows: the First Note is an eight percent (8%) Subordinated Promissory Note in the amount of One million dollars ($1,000,000.00), secured by assets of the company with a maturity date of March 31, 2007. The Second Note is an 8% Subordinated Promissory Note in the amount equal to the balance of the Purchase Price (approximately Two million, five hundred thousand dollars ($2,500,000.00), subject to the adjustments as described above) secured by the assets of the company with a maturity date of June 30, 2007. The Second Note, and therefore the Purchase Price, is also subject to adjustment based upon the book value of the Assets as of March 31, 2007, to be verified by the opinion of an independent accountant.

River Hawk is an aviation parts and components supplier specializing in Saab and other commuter aircraft parts and components as well as a provider of consulting services, marketing and appraisals to the aviation community. The sole shareholder of River Hawk, Calvin Humphrey, was appointed to the board of directors of the Registrant in August 2006, prior to entry into the Agreement, as previously disclosed on a Form 8-K filed by the Registrant on August 25, 2006. Mr. Humphrey was also appointed as the Chief Executive Officer of the Registrant in September 2006, subsequent to entry into the Agreement, as previously disclosed on a Form 8-K filed by the Registrant on October 4, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)
Financial statements.  The financial statements of River Hawk Aviation, Inc., for the period preceding the consummation of the Asset Purchase Agreement shall be filed in pursuant to Rule 3-05(b) of Regulation S-X within 71 days following this Form 8-K.

(b)	Pro forma financial information. Pro forma financial information, as required under pursuant to Rule 11 of Regulation S-X, shall be filed within 71 days following this Form 8-K.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.6	Amendment to Asset Purchase Agreement	Incorporated by reference to the Registrant’s Form 8-K filed September 26, 2006.
10.7	First Amendment to the Asset Purchase Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVA INTERNATIONAL, INC.
(Company)

 /s/ Calvin Humphrey
By: Calvin Humphrey
Its: President
Date: January 11, 2007